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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

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                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): February 5, 2004



                         Keryx Biopharmaceuticals, Inc.
             (Exact name of registrant as specified in its charter)




          Delaware                    000-30929                   13-4087132
(State or other jurisdiction   (Commission File Number)         (IRS Employer
      of incorporation)                                      Identification No.)



                              750 Lexington Avenue
                            New York, New York 10022
                    (Address of principal executive offices)

                                 (212)-531-5965
              (Registrant's telephone number, including area code)



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Item 2.  Acquisition or Disposition of Assets

     On February 5, 2004, Keryx Biopharmaceuticals, Inc., or Keryx, completed the acquisition of ACCESS Oncology, Inc., or ACCESS, a Delaware corporation. ACCESS is a biopharmaceutical company focused on acquiring, developing and marketing novel therapeutics for cancer and related conditions. The transaction was structured as a merger of AXO Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of Keryx, with and into ACCESS, with ACCESS remaining as the surviving corporation. As a result of the transaction, ACCESS is now a wholly-owned subsidiary of Keryx.

     Under the terms of the merger agreement, as amended, at the effective time of the merger the outstanding shares of preferred stock of ACCESS were converted into the right to receive, at the election of each preferred stockholder, either
(i) shares of Keryx common stock to be issued approximately 30 days after the merger having a value (as determined in accordance with the merger agreement) equal to the value of the liquidation preference associated with the stockholder's shares of preferred stock, or (ii) a portion of the contingent milestone consideration (described below) payable to the holders of ACCESS common stock and securities convertible into ACCESS common stock in an amount equal to what the preferred stockholder would have received had he converted his preferred stock immediately before the consummation of the merger. At the effective time of the merger, each share of ACCESS common stock, including shares issuable upon the exercise of options exercised before March 1, 2004 and upon the exercise of outstanding warrants, was converted into the right to share in milestone consideration pro rata with such other holders of ACCESS common stock.

     The contingent milestone consideration will be paid upon the achievement of the following milestones:

     o 500,000 shares of Keryx common stock upon initiation of the first Keryx-sponsored Phase III (or other Pivotal) clinical trial for any of the acquired ACCESS drug candidates;

     o 750,000 shares of Keryx common stock upon the first NDA acceptance by the FDA for any of the acquired ACCESS drug candidates;

     o 1,750,000 shares of Keryx common stock upon the first FDA approval of any of the acquired ACCESS drug candidates;

     o 500,000 shares of Keryx common stock in the first 12-month period that sales of all of the acquired ACCESS drug candidates combined exceeds $100MM; and

     o 500,000 shares of Keryx common stock in the first 12-month period that sales of all of the acquired ACCESS drug candidates combined exceeds $250MM.

     In no event will Keryx issue more than 4,000,000 shares of its common stock pursuant to the merger agreement. Accordingly, the amount of Keryx common stock

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deliverable to the ACCESS stockholders as milestone consideration will be reduced by an amount equal to the number of shares of Keryx common stock issued to the holders of ACCESS preferred stock who do not elect to receive milestone consideration. The Keryx stockholders must approve the issuance of shares of Keryx common stock payable as contingent milestone consideration. If they do not approve such issuance, Keryx will instead pay the former ACCESS stockholders cash in an amount equaling the value (determined in accordance with the merger agreement) of the Keryx common stock that would have been issued as milestone consideration. Stockholder approval is not required for the initial issuance of Keryx common stock to the ACCESS preferred stockholders electing to receive contingent milestone consideration.

     Keryx and certain of its executive officers and directors had material relationships with ACCESS, as described below:

          Michael S. Weiss, who is the Chairman and Chief Executive Officer of Keryx, is a founder and former executive officer of ACCESS, was the largest stockholder of ACCESS, and was the Chairman of ACCESS; Lindsay A. Rosenwald, M.D., was a director of ACCESS prior to the consummation of the merger and is a director of Keryx. Dr. Rosenwald, and related entities, were also substantial holders of ACCESS stock; Dr. Rosenwald, Mr. Weiss, and Dr. I. Craig Henderson (the President and Chief Executive Officer of ACCESS) hold certain promissory notes issued by ACCESS having an aggregate principal amount of $775,000; Dr. Rosenwald and Mr. Weiss have directly or indirectly guaranteed certain outstanding promissory notes issued by ACCESS; and ACCESS owes Mr. Weiss and Dr. Henderson approximately $380,000 and $61,800 in deferred compensation, respectively.

     The foregoing summary is qualified in its entirety by reference to the merger agreement and the first amendment to the merger agreement. The full text of the first amendment is attached hereto as Exhibit 2.2.

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Item 5.  Other Events

     As discussed above, on February 5, 2004 Keryx Biopharmaceuticals, Inc. completed the acquisition of ACCESS Oncology, Inc., a Delaware corporation. The February 6, 2004 press release announcing the completion of the transaction is incorporated by reference and is attached hereto as Exhibit 99.1

     On February 17, 2004 Keryx Biopharmaceuticals, Inc. completed the private placement of 3.2 million shares of its common stock at $10.00 per shares, resulting in gross proceeds to the Company of $32 million. The February 13, 2004 press release announcing the execution of definitive agreements with the investors is incorporated herein by reference and is attached hereto as Exhibit 99.2.

Item 7.  Financial Statements and Exhibits.

(a)      Financial Statements of Business Acquired.

         The financial statements required by this item are not included in this initial report on Form 8-K but will be filed by amendment not later than 60 days after the date that this initial report on Form 8-K is required to be filed.

(b)      Pro Forma Financial Information

         The pro forma financial information required by this item is not included in this initial report on Form 8-K but will be filed by amendment not later than 60 days after the date that this initial report on Form 8-K is required to be filed.

(c)      Exhibits

         The following exhibits are filed as a part of this report:

         Exhibit
         Number            Description
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         2.1               Agreement and Plan of Merger by and among Keryx
                           Biopharmaceuticals, Inc., AXO Acquisition Corp., and
                           ACCESS Oncology, Inc., dated as of January 7, 2004, filed as Exhibit 2.1 to the Registrant's Current
                           Report on Form 8-K dated January 8, 2004 and incorporated herein by reference.

         2.2 First Amended to the Agreement and Plan of Merger dated as of February 5, 2004

         99.1              Press Release dated February 6, 2004

         99.2              Press Release dated February 13, 2004.

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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       Keryx Biopharmaceuticals, Inc.
                                       (Registrant)



Date:  February 20, 2004               By: /s/ Michael S. Weiss
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                                           Michael S. Weiss
                                           Chairman and Chief Executive Officer

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